Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8, pertaining to the 2013 Equity Incentive Plan of Asterias Biotherapeutics, Inc., of our reports dated March 29, 2016 relating to the financial statements and the effectiveness of Asterias Biotherapeutic’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ OUM & CO. LLP

San Francisco, California
June 13, 2016